                                                            Exhibit 11

                       ENGINEERED SUPPORT SYSTEMS, INC.
               STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
                                                                   Three Months Ended
                                                                       January 31
                                                              ----------------------------
                                                                  1998              1997
                                                              ----------        ----------
NET INCOME                                                    $  919,161        $  802,831
                                                              ==========        ==========

BASIC EARNINGS PER SHARE

  Average shares outstanding                                   3,174,755         3,182,114
                                                              ==========        ==========

                                                                    $.29              $.25
                                                              ==========        ==========


DILUTED EARNINGS PER SHARE

  Average shares outstanding                                   3,174,755         3,182,114

  Net effect of dilutive stock options<F1>                       136,822           127,842
                                                              ----------        ----------
                                                               3,311,577         3,309,956
                                                              ==========        ==========

                                                                    $.28              $.24
                                                              ==========        ==========

<F1> Based on the treasury stock method.

                                    12